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                                                                     Exhibit 1.2

                           AVALONBAY COMMUNITIES INC.

                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                    FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

                  THIS FIRST AMENDMENT (this "First Amendment") is made and entered into as of June 27, 2000 (the "Effective Date") by and among AvalonBay Communities, Inc., a Maryland corporation (the "Company"). PaineWebber Incorporated, First Union Securities, Inc. (formerly known as First Union Capital Markets), J.P. Morgan Securities Inc., Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities LLC) and UBS Warburg LLC (formerly known as Warburg Dillon Read LLC) (collectively, the "Existing Agents") and Lehman Brothers Inc. (the "New Agent"). Each of the Company, each Existing Agent and the New Agent is referred to as a "Party" and collectively as the "Parties."

                  THE PARTIES ENTER THIS FIRST AMENDMENT on the basis of the following facts, understandings and intentions:

                  A. The Company and the Existing Agents entered into that certain Distribution Agreement as of December 21, 1998 (the "Original Agreement") thereby creating a medium-term notes program for the Company. (Capitalized terms used in this First Amendment without definition are used as defined in the Original Agreement.)

                  B. The Parties desire to amend the Original Agreement to add the New Agent as an Agent under the Original Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained in this First Amendment, the Parties agree as follows:

1. ADDITION OF THE NEW AGENT. The definition of "Agent" in Section 1 of the Original Agreement is hereby amended as follows in order to admit the New Agent as an Agent under the Original Agreement. From and after the Effective Date, the defined term "Agents" shall refer to Lehman Brothers Inc., Banc of America Securities LLC, First Union Securities, Inc., J.P. Morgan Securities Inc., PaineWebber Incorporated and UBS Warburg LLC.

2. NEW AGENT'S NOTICE ADDRESS. The notice provision of Section 14(b) of the Original Agreement is amended by adding the following immediately prior to the final paragraph of such section:



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         Lehman Brothers Inc.
         555 California Street, 30th Floor
         San Francisco, CA 94104
         Attention:  Frederick T. Caven, Jr.
         Telephone:  415-274-5559
         Telecopy:  415-274-5250

3. NEW AGENT'S ADDRESS FOR ADMINISTRATIVE PROCEDURES. Within the Administrative Procedures Exhibit B to the Original Agreement, the sections of Parts I and II titled "Procedure for Rate Changes" and the Sections of Parts I, II and III titled "Delivery of Prospectus" are hereby amended by adding the following address to follow Warburg Dillon Read LLC's address:

         if to:   Lehman Brothers Inc.
         to:      Attention:  Frederick T. Caven, Jr.
                  555 California Street, 30th Floor
                  San Francisco, CA 94104
                  Telephone:  415-274-5559
                  Telecopy:  415-274-5250

                       Or such other address as each such Agent may from time to time provide to the Company.

4. COUNTERPARTS. This First Agreement may be executed in one or more counterparts, signature pages may be detached from such separately executed counterparts and reattached to other counterparts and, in each such case, the executed counterparts hereof shall constitute a single instrument. Signature pages may be delivered by telecopy.

5. CONFIRMATION. Except as amended by this First Amendment, the Original Agreement is hereby ratified and confirmed in all respects.
                           [Signature page follows.]


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If the foregoing correctly sets forth the understanding between the Company, the
Existing Agents and the New Agent, please so indicate in the space provided below for that purpose, whereupon this instrument shall constitute a binding agreement between the Company, the Existing Agents and the New Agents.

                                           AVALONBAY COMMUNITIES, INC.

                                           By:      /s/ Thomas J. Sargeant
                                                   -------------------------
                                                    Thomas J. Sargeant
                                                    Chief Financial Officer

"New Agent"

LEHMAN BROTHERS INC.

By:      /s/ Frederick T. Caven, Jr.
     ---------------------------------
         Frederick T. Caven, Jr.
         Managing Director



"Existing Agents:

FIRST UNION SECURITIES, INC.

By:      /s/ William Ingram
     ---------------------------------
Name:    William Ingram
     ---------------------------------
Title:   Managing Director
     ---------------------------------


J.P. MORGAN SECURITIES INC.

By:      /s/ John Perkins
     ---------------------------------
         John Perkins
         Vice President


BANC OF AMERICA SECURITIES LLC

By:      /s/ Lynn Mcconnell
     ---------------------------------
Name:    Lynn Mcconnell
     ---------------------------------
Title:   Managing Director


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PAINEWEBBER INCORPORATED

By:      /s/ David Reynolds
     ---------------------------------
Name:    David Reynolds
     ---------------------------------
Title:   Managing Director


UBS WARBURG LLC

By:      /s/ Christopher Forshner
     ---------------------------------
Name:    Christopher Forshner
     ---------------------------------
Title:   Director
     ---------------------------------